
ETC, Inc.
USA
100%
ET Europe Holding BV
Netherlands
100%
ET Global Holding BV
Netherlands
100%
ET Limited
Hong Kong
100%
ETC France SAS
France
100%
ETC Holding AG
Switzerland
51%
ETC PRS U.K. Ltd
UK
100%
Moba Consulting Partners B.V.
Netherlands
99,75%
0,25%
ETC Luxembourg S.A.
Luxemburg
0,25%
99,75%
ET Business Services W.L.L.
Bahrain
50.54%
ET ME&A FZ- L.L.C.
Dubai
100%
ETC, SLU
Spain
100%
ET
Mobile Services BV
Netherlands
100%
ETC Austria GmbH
Austria
51%
ETC Premium Rate Services Netherlands BV
Netherlands
100%
Vocalis Austria GmbH
Austria
100%
ETC Italy SRL
Italy
100%
ET-STREAM GmbH
Switzerland
100%
ETC Carrier Services GmbH
Switzerland
100%
ETC Carrier Services GmbH
Branch Netherlands
100%
ETC Europe GmbH
Switzerland
100%
ETC Schweiz GmbH
Switzerland
100%
ETC Schweiz GmbH
Branch Belgium
51%
ET ME&A (Holding) W.L.L.
Bahrain
100%
ET ME&A (Holding) Jordan L.L.C.
Jordan
99%
ET Bahrain W.L.L.
Bahrain
100%
ET Caribbean BV
Netherlands
100%
ET Guangzhou IT Ltd.
China
51%
ET UTS NV
Curaçao